                 VIKING RESINS GROUP HOLDINGS B.V.



                 CONSOLIDATED FINANCIAL STATEMENTS

             AS OF AND FOR THE NINE-MONTH PERIOD ENDED

                         SEPTEMBER 30, 1999

VIKING RESINS GROUP HOLDINGS B.V.



CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE NINE-MONTH PERIOD ENDED

SEPTEMBER 30, 1999











CONTENTS

                                                                 PAGE


INDEPENDENT AUDITORS' REPORT                                        2
CONSOLIDATED STATEMENT OF OPERATIONS                                3
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS'
  EQUITY (DEFICIT)                                                  3
CONSOLIDATED BALANCE SHEET                                          4
CONSOLIDATED CASH FLOW STATEMENT                                    5
GENERAL INFORMATION AND ACCOUNTING POLICIES                      6-11
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS                  12-27

INDEPENDENT AUDITORS' REPORT




TO THE SHAREHOLDER AND BOARD OF DIRECTORS OF
   VIKING RESINS GROUP HOLDINGS B.V. AND SUBSIDIARIES:

We have audited the consolidated balance sheet of Viking Resins Group Holdings B.V. and subsidiaries (the company) as of September 30, 1999 and the related consolidated statements of operations, changes in shareholders' equity (deficit) and cash flow for the nine months ended September 30, 1999. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Viking Resins Group Holdings B.V. and subsidiaries as of September 30, 1999 and the results of their operations and their cash flows for the nine months ended September 30, 1999, in conformity with International Accounting Standards.


Deloitte & Touche Accountants
Amsterdam, The Netherlands


March 1, 2000

CONSOLIDATED STATEMENT OF OPERATIONS
                                                                               FOR THE PERIOD
                                                                            FROM JANUARY 1 TO
                                                                           SEPTEMBER 30, 1999
                                                                         ----------------------
      (all amounts in Deutsche Mark thousands)           NOTES
      Sales                                                                           698,143
      Cost of sales                                                                  (508,208)
                                                                         ----------------------
      Gross profit                                                                    189,935

      Marketing and selling expenses                                                  (45,851)
      Research and development expenses                                               (23,268)
      Other general and administrative expenses                                       (42,620)
      Other operating income                                                           11,382
      Other operating expenses                             3                          (26,424)
                                                                         ----------------------
      Operating profit                                     1                           63,154
                                                                         ----------------------

      Interest income                                                                   1,813
      Interest expense                                                                (36,229)
      Interest expense on preference shares               22                          (19,664)
                                                                         ----------------------
      Other financial income/expense, net                                             (54,080)
                                                                         ----------------------

      Income before income tax                                                          9,074

      Income tax                                           4                          (17,320)
                                                                         ----------------------

      Net loss                                                                         (8,246)
                                                                         ======================


CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT) - see notes 23, 28

     (all amounts in Deutsche Mark             SHARE         CAPITAL       CURRENCY      ACCUMULATED        TOTAL
     thousands)                               CAPITAL       RESERVES      REVALUATION      DEFICIT         EQUITY
                                                                                                          (DEFICIT)
                                            ------------------------------------------------------------------------
     BALANCE AT JANUARY 1, 1999 AS
     RESTATED                                   8,260         18,947         (3,338)       (44,172)       (20,303)
     Shares issued                                 36             74              -              -            110
     Currency translation differences               -              -            141              -            141
     Net loss                                       -              -              -         (8,246)        (8,246)
                                            ------------------------------------------------------------------------

     BALANCE AT SEPTEMBER 30, 1999              8,296         19,021         (3,197)       (52,418)       (28,298)
                                            ========================================================================

             The accompanying notes form an integral part of these consolidated financial statements.

CONSOLIDATED BALANCE SHEET
                                                                                           SEPTEMBER 30, 1999
                                                                                       --------------------------
         (all amounts in Deutsche Mark thousands)        NOTES
         ASSETS

         NON-CURRENT ASSETS
         Intangible assets                                 5                             327,438
         Property, plant and equipment                     6                             350,487
         Other investments                                 7                              14,989
         Deferred debt financing costs                     14                             39,135
         Deferred tax assets                              4,15                            23,336
                                                                                       -----------
                                                                                                        755,385
         CURRENT ASSETS
         Inventories                                       8                             110,646
         Trade receivables                                 9                             167,104
         Accounts receivable from related parties                                            108
         Prepaid expense and other assets                  10                             14,721
         Cash and cash equivalents                         11                            101,158
                                                                                       -----------
                                                                                                        393,737
                                                                                                    -------------

         TOTAL ASSETS                                                                                 1,149,122
                                                                                                    =============

         EQUITY (DEFICIT) AND LIABILITIES

         Shareholders' equity (deficit)                    23                            (28,298)
         Minority interest                                 24                              1,914
                                                                                       -----------
                                                                                                        (26,384)
                                                                                                    -------------
         NON-CURRENT LIABILITIES
          Provisions
           Deferred tax liabilities                        15                             55,850
           Pensions                                        16                             39,703
           Other provisions                                18                             74,377

          Preference shares                                22                            263,876

          Borrowings                                       14                            559,068
                                                                                       -----------
                                                                                                        992,874
         CURRENT LIABILITIES
         Trade payables                                    12                             82,731
         Other liabilities                                 13                             37,637
         Current tax liabilities                           4                              14,948
         Borrowings, current portion                       14                             19,926
         Other payables                                    17                             27,390
                                                                                       -----------
                                                                                                        182,632
                                                                                                    -------------
         TOTAL LIABILITIES                                                                            1,175,506
                                                                                                    -------------

         TOTAL EQUITY (DEFICIT) AND LIABILITIES                                                       1,149,122
                                                                                                    =============

           The accompanying notes form an integral part of these consolidated financial statements.

CONSOLIDATED CASH FLOW STATEMENT
        (all amounts in Deutsche Mark thousands)
                                                                                                   FOR THE PERIOD
                                                                                                FROM JANUARY 1 TO
                                                                                               SEPTEMBER 30, 1999
                                                                                             ----------------------
        CONSOLIDATED NET LOSS                                                                              (8,246)
        Adjustments to reconcile net loss to net cash provided by operating activities:
        Depreciation and amortisation                                                                      43,145
        Allowance for doubtful debt                                                                           558
        Reversal of inventory reserves                                                                      1,488
        Loss on disposals of fixed assets, net                                                                (27)
        Changes in balance sheet items (incl. currency differences):
        Accounts receivable                                                                               (19,302)
        Inventories                                                                                        17,071
        Prepaid expenses and other assets                                                                  14,917
        Accounts payable                                                                                    1,465
        Accrued expenses and other liabilities                                                            (10,093)
                                                                                             ----------------------
        NET CASH PROVIDED BY OPERATING ACTIVITIES                                                          40,976
                                                                                             ----------------------

        CASH FLOW FROM INVESTING ACTIVITIES
        Capital expenditures                                                                              (13,269)
        Proceeds from sale of fixed assets                                                                  4,366
        Acquisition of investments and other intangible assets                                               (392)
                                                                                             ----------------------
        NET CASH USED IN INVESTING ACTIVITIES                                                              (9,295)
                                                                                             ----------------------

        CASH FLOW FROM FINANCING ACTIVITIES
        Increase of share capital                                                                              36
        Increase of capital reserves                                                                           74
        Amortisation of deferred debt financing costs                                                       2,680
        Change in short term debt                                                                          (3,720)
        Change in long term debt                                                                           (6,115)
                                                                                             ----------------------
        NET CASH USED IN FINANCING ACTIVITIES                                                              (7,045)
                                                                                             ----------------------
        Effect of exchange rates                                                                              232
                                                                                             ----------------------
        NET INCREASE IN CASH AND CASH EQUIVALENTS                                                          24,868
        Cash and cash equivalents beginning of the period                                                  76,290
                                                                                             ----------------------
        CASH AND CASH EQUIVALENTS END OF THE PERIOD                                                       101,158
                                                                                             ======================

        SUPPLEMENTAL CASH FLOW INFORMATION

          Interest paid                                                                                    28,856
          Income taxes paid                                                                                17,974

             The accompanying notes form an integral part of these consolidated financial statements.

    GENERAL INFORMATION

      The parent company of the Vianova Resins Group is Viking Resins Group Holdings B.V. (the company), which is a limited liability company and is incorporated and domiciled in the Netherlands. The company acts as a holding company for the Group's entities. The official registration of the legal entity was made effective September 27, 1998. The address of its registered office is as follows:

      Viking Resins Group Holdings B.V.
      Diemerhof 36
      NL - 1112XN Diemen

      With a share purchase and assignment agreement between Hoechst and Viking Resins Group Holdings B.V. dated October 7, 1998, Viking Resins Group Holdings B.V. acquired the Vianova Resins Group of companies hereinafter collectively referred to as "Vianova" or the "Group" with effect retroactive to October 1, 1998. (see note 29)

      Vianova develops, produces and sells chemical products, mostly resins. Vianova has three production sites in Germany and one each in Austria, France, Spain, Thailand, Denmark, Italy and Brazil.


    ACCOUNTING POLICIES


         (IN THE NOTES ALL AMOUNTS ARE SHOWN IN DEUTSCHE MARK THOUSANDS UNLESS OTHERWISE STATED)
         (TDM DEFINED AS THOUSANDS OF DEUTSCHE MARKS)

         The principal accounting policies adopted in the preparation of these consolidated financial statements are set out below:

         BASIS OF PREPARATION

         The consolidated financial statements are prepared in accordance with and comply with International Accounting Standards. The consolidated financial statements are prepared under the historical cost convention.

         The preparation of financial statements in conformity with IAS requires management to a certain degree to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         In view of the country of the Group's main operations, the amounts shown in these financial statements are presented in Deutsche Mark.

         CONSOLIDATION

         Subsidiary undertakings, which are those companies in which the Group, directly or indirectly, has an interest of more than one half of the voting rights or otherwise has power to exercise control over the operations, have been consolidated. All other subsidiaries are consolidated from the date on which effective control is transferred to the Group and are no longer consolidated from the date of disposal. All intercompany transactions, balances and unrealised surpluses and deficits on transactions between Group companies have been eliminated. Separate disclosure is made of minority interests.

         A listing of the Group's principal subsidiaries is set out in Note
         27. The financial effect of the acquisition and disposal of subsidiaries will be shown separately as it occurs.

         FOREIGN CURRENCIES

         Income statements of foreign entities are translated into the Group's reporting currency at average exchange rates for the nine-month period ending September 30, 1999 and the balance sheets are translated at the month-end exchange rates ruling on September 30, 1999. Exchange differences arising from the translation of the net investment in foreign subsidiaries and associated undertakings are taken to "Currency Translation Differences" in the statement of shareholders' equity (deficit) and are shown net of their income tax effect.

         The functional currencies of the company's foreign subsidiaries are their respective local currencies.

         Foreign currency transaction gains and losses are recorded in net earnings. At year end such balances are translated at year-end exchange rates unless hedged by forward foreign exchange contracts, in which case the rates specified in such forward contracts are used.

         Exchange gains and losses and hedging costs arising on contracts entered into as hedges of specific revenue or expense transactions and of anticipated future transactions are deferred until the date of such transactions at which time they are included in the determination of such revenue and expenses.

         All other exchange gains and losses relating to hedge transactions are recognised in the income statement in the same period as the exchange differences on the items covered by the hedge transactions. Costs on such contracts are amortised over the life of the hedge contract. Gains and losses on contracts which are no longer designated as hedges are included in the income statement.

         FINANCIAL INSTRUMENTS

         Financial instruments carried on the balance sheet include cash and cash equivalents, receivables, trade payables and borrowings. The carrying values of cash equivalents and other current assets and liabilities approximate fair values due to the short-term maturity of these instruments.

         The company and the Group are also parties to financial instruments that reduce exposure to fluctuations in foreign currency exchange and interest rates. These instruments, which mainly comprise foreign currency forward contracts and interest rate derivatives agreements, are not recognised in the financial statements on inception. The purpose of these instruments is to hedge risk exposures. None of the derivative instruments are used for trading or speculative purposes.

         Foreign currency forward contracts protect the Group from movements in exchange rates by establishing the rate at which a foreign currency asset or liability will be settled. Any increase or decrease in the amount required to settle the asset or liability is off-set by a corresponding movement in the value of the forward exchange contract. The gains and losses are therefore off-set for financial reporting purposes and are not recognised in the financial statements. The fee incurred in establishing each agreement is amortised over the contract period.

         Interest rate derivatives agreements are designed to protect the Group from movements in interest rates. The company entered into an interest rate derivative in order to control funding costs by fixing effective interest rates paid on existing variable rate debt. Any differential to be paid or received on an interest rate derivative agreement is recognised as a component of interest revenue or expense over the period of the agreement. Gains and losses on early termination of interest rate swaps or on repayment of the borrowing are taken to the income statement.

         Disclosures about financial instruments to which the Group is a party are provided in note 19.

         GOODWILL

         Goodwill represents the excess of the cost of an acquisition over the fair value of the Group's share of the net assets of the acquired company at the date of acquisition. Goodwill on acquisitions is reported in the balance sheet as an intangible asset and is amortised using the straight-line method over its estimated useful life of 20 years. In determining the period of amortisation the Group considered the expected period of benefits to be received from the acquired companies which is based on factors such as the type of business, customer relationships and the distribution network.

         The carrying amount of goodwill is reviewed annually and written down for permanent impairment where it is considered necessary.

         RESEARCH AND DEVELOPMENT

         Research and development acquired from Hoechst was capitalised at its fair value at the time of the transaction. Management believes that the recorded value of TDM 14,545 represents the fair market value.

         Subsequent to the acquisition research and development costs are charged to expense as incurred.

         OTHER INTANGIBLE ASSETS

         Expenditure on acquired patents, trademarks software and other licences is capitalised and amortised using the straight-line method over their useful lives, generally over 2-7 years. The carrying amount of each intangible asset is reviewed annually and adjusted for permanent impairment where it is considered necessary.

         MARKETABLE SECURITIES

         Marketable securities classified as long term are carried at acquisition cost. Marketable securities classified as current assets are carried at lower cost or market value. On disposal of an investment, the difference between the net disposal proceeds and the carrying amount is charged or credited to the income statement.

         PROPERTY, PLANT AND EQUIPMENT

         All property, plant and equipment is recorded at historical cost less subsequent depreciation. Following the acquisition of the Vianova Group of companies effective October 1, 1998, the fair market value of the acquired land, buildings, machinery and equipment was determined based primarily on valuations by external appraisers.

         Depreciation is calculated on the straight-line method to write off the cost of each asset, or the revalued amounts, to their residual values over their estimated useful life as follows:

         Manufacturing plants and buildings                 15-50 years
         Machinery and equipment                             3-20 years
         Office equipment and motor vehicles                 3-15 years

         Land is not depreciated as it is deemed to have an indefinite life.

         Where the carrying amount of an asset is greater than its estimated recoverable amount, it is written down immediately to its recoverable amount.

         Gains and losses on disposal of property, plant and equipment are determined by reference to their carrying amount and are taken into account in determining operating profit.

         Interest costs on borrowings to finance the construction of property, plant and equipment are expensed.

         ACCOUNTING FOR LEASES - WHERE A GROUP COMPANY IS THE LESSEE

         Leases of assets under which all the risks and benefits of ownership are effectively retained by the lessor are classified as operating leases. Payments made under operating leases are charged to the income statement on a straight-line basis over the period of the lease.

         When an operating lease is terminated before the lease period has expired, any payment required to be made to the lessor by way of penalty is recognised as an expense in the period in which the decision to terminate takes place.

         INVENTORIES

         Inventories are stated at the lower of cost or net realisable value. Cost is determined by weighted average cost. The cost of finished goods and work in progress comprises raw materials, direct labour, other direct costs and related production overheads. Net realisable value is the estimate of the selling price in the ordinary course of business, less the costs of completion, selling expenses and mark-up on profit.

         Net realisable value for raw materials is determined based on replacement costs. In determining net realisable value deterioration and obsolescence have been considered.

         TRADE RECEIVABLES

         Trade receivables are carried at anticipated realisable value. An estimate is made for doubtful receivables based on a review of all outstanding amounts at the year end. Bad debts are written off during the year in which they are identified. Bankers acceptances are discounted.

         CASH AND CASH EQUIVALENTS

         Cash and cash equivalents comprise cash in hand and highly liquid instruments with maturity of three months or less. In the balance sheet, bank overdrafts are included in borrowings in current liabilities.

         TRADE PAYABLES, OTHER LIABILITIES AND PROVISIONS

         Trade accounts payable and other liabilities are stated at their expected settlement amounts.

         Provisions are recognised when the Group has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and a reliable estimate of the amount of the obligation can be made.

         A provision is made for the estimated liability for annual leave as a result of services rendered by employees up to the balance sheet date.

         Accruals, including those for loss contingencies and environmental liabilities are based on best estimates. The Group accrues for environmental expenses resulting from existing conditions that relate to past operations when the costs are probable and reasonably estimable.

         RESTRUCTURING PROVISIONS

         Costs specifically attributable to a restructuring mainly comprise employee termination payments, and are recognised in the period in which they meet the criteria to be accrued. Employee termination costs are recognised only after either an agreement is in place with the appropriate employee representatives specifying the terms of redundancy and the numbers of employees affected, for those under a collective agreement, or individual agreements are in place for those employees on individual contracts. Any fixed assets that are no longer required for their original use are transferred to current assets and carried at the lower of the carrying amount or estimated realisable value.

         PENSION OBLIGATIONS

         Provisions for defined benefit plans are determined using the "projected unit credit method". Under this method, the cost of providing pensions is charged to the income statement so as to spread the regular cost over the service lives of employees. Actuarial calculations are performed on a yearly basis. The pension obligation is measured as the present value of the estimated future cash outflows using interest rates of government securities which have terms to maturity approximating the terms of the related liability. All actuarial gains and losses are spread forward over the average remaining service lives of employees.

         Defined contribution plans are administered by independent external trusts or insurance companies. The Group's contributions to these pension plans are charged to the income statement in the year to which they relate.

         The amount of pension liabilities as at September 30, 1999 has been accrued on the basis of actuarial computations performed as at December 31, 1999.

         DEFERRED INCOME TAXES

         Deferred income tax is provided, using the liability method, for all temporary differences arising between the tax bases of assets and liabilities and their carrying values for financial reporting purposes. Currently enacted tax rates are used to determine deferred income tax.

         Under this method the Group is required to make a provision for deferred income taxes on the revaluation of certain non-current assets and, in relation to an acquisition, on the difference between the fair values of the net assets acquired and their tax base. Provision for taxes, mainly withholding taxes, which could arise on the remittance of retained earnings, principally relating to subsidiaries, is only made where there is a current intention to remit such earnings.

         The principal temporary differences arise from depreciation on property, plant and equipment, revaluations of certain non-current assets and provisions for pensions. Deferred tax assets relating to the carry forward of unused tax losses are recognised to the extent that it is probable that future taxable profit will be available against which the unused tax losses can be utilised.

         REVENUE RECOGNITION

         Revenues are recognised upon shipment of products to the customer or performance of services. Such revenues are recorded on the basis of sales prices net of applicable discounts and customer bonuses. The company has the choice of replacing goods or refunding the purchase price in case of justified complaints. Adequate accruals have been set up for future warranty costs.

         Other revenues earned by the Group are recognised on the following bases:
         Royalty income - when earned if collectability is reasonably assured. Interest income - as it accrues unless collectability is in doubt. Dividend income - when the shareholder's right to receive payment is established.

         IMPAIRMENT OF ASSETS

         Whenever there is an indication that an asset has been impaired, the asset is written down to the recoverable amount and an impairment loss is recognised in the income statement.

         RISK CONCENTRATION

         Credit Risk
         Financial instruments which potentially subject the company to concentrations of credit risk are primarily accounts receivable and cash equivalents. The Group performs ongoing credit evaluations of its customers' financial condition. In addition, insurances for political and transfer risks are established for various countries. Generally, collateral is not required from customers. Allowances are provided for both specific and general risks inherent in receivables.

         Approximately TDM 45,185 or 27% of the company's trade accounts receivable were geographically concentrated in Germany, TDM 35,995 or 22% in Italy, TDM 19,746 or 12% in Spain and TDM 13,029 or 8% in Austria at September 30, 1999. The company's management does not expect these potential risk factors to have a material adverse impact on its results of operations or financial position.

         Market Risk
         Herberts GmbH, which was a wholly-owned Hoechst subsidiary has been acquired by DuPont. Through this transaction Herberts/DuPont is the single biggest customer of the company and accounted, with its subsidiaries, for approximately 16% of net sales in the nine-month period ended September 30, 1999.

         The company is engaged in the Asian region (Thailand) and in South America (Brazil). The financial and economic crisis in these regions increases the market risks faced by the company.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


         1     OPERATING PROFIT

               The following items have been charged in arriving at operating profit:

                                                                                           PERIOD FROM
                                                                                          JANUARY 1 TO
                                                                                    SEPTEMBER 30, 1999
                                                                                  ----------------------
               Depreciation on property, plant and equipment (Note 6)                           28,533
               Net loss on disposal of fixed assets                                                 27
               Amortisation of intangible assets (Note 5)
               - goodwill (included in "Other operating expenses")                              12,188
               - other intangible assets (included in "Other general and administrative
                  expenses")                                                                     2,424
               Operating lease rentals                                                           2,886
               Staff costs (Note 2)                                                            124,487
               Restructuring costs (Note 17)                                                     1,682
               Currency transaction gains and losses
               - gains (included in other operating income)                                      1,852
               - losses (included in other operating expense)                                      235

         2     STAFF COSTS
                                                                                           PERIOD FROM
                                                                                          JANUARY 1 TO
                                                                                    SEPTEMBER 30, 1999
                                                                                  ----------------------
               Wages and salaries                                                               95,381
               Termination benefits                                                              2,518
               Social security costs                                                            21,738
               Pension costs - defined contribution and defined benefit plans                    4,850
                                                                                  ----------------------

                                                                                               124,487
                                                                                  ======================

         Average number of persons employed by the Group during the year:                  PERIOD FROM
                                                                                          JANUARY 1 TO
                                                                                    SEPTEMBER 30, 1999
                                                                                  ----------------------

               Germany                                                                          583
               Austria                                                                          474
               Italy                                                                            197
               Other                                                                            399
                                                                                  ----------------------

                                                                                              1,653
                                                                                  ======================


                               12


         3   OTHER OPERATING EXPENSES
                                                                          PERIOD FROM
                                                                         JANUARY 1 TO
                                                                   SEPTEMBER 30, 1999
                                                                 ----------------------
             Amortisation of goodwill                                          12,188
             Other operating expense                                           14,236
                                                                 ----------------------

                                                                               26,424
                                                                 ======================
         4   INCOME TAX
                                                                          PERIOD FROM
                                                                         JANUARY 1 TO
                                                                   SEPTEMBER 30, 1999
                                                                 ----------------------
             Current tax                                                      (12,433)
             Deferred tax (Note 15)                                            (4,887)
                                                                 ----------------------

                                                                              (17,320)
                                                                 ======================

             Income is initially taxed at 40% under the German corporate income tax system. Upon distribution of earnings the income tax is reduced to 30% through a credit. There is a surcharge of 5.5% on the corporate income tax. For financial reporting purposes income tax has been calculated using a rate of 45% for the nine-month period ended September 30, 1999, comprising of the distributed earnings rate (assuming full distribution of earnings), trade income taxes and surcharge on income taxes.

             The actual income tax charge attributable to income before income taxes for the nine-month period ended September 30, 1999 differed from the amount computed by applying a tax rate of 45% to income before income taxes as a result of the following:


                                                                          PERIOD FROM
                                                                         JANUARY 1 TO
                                                                   SEPTEMBER 30, 1999
                                                                 ----------------------
             Income before tax                                                  9,074
                                                                 ======================

             Tax calculated at a tax rate of 45%                                4,083
             Effect of different tax rates in other countries                     508
             Tax effect of income not subject to tax                           (1,605)
             Tax effect of expenses not deductible for tax purposes
             (principally goodwill amortisation and interest
             expense on preference shares)                                     14,334
                                                                 ----------------------

             Tax charge                                                        17,320
                                                                 ======================


             The company's Thailand subsidiary has been granted a promotion certificate for the production of certain products. The promotional privilege includes exemption from corporate income tax for the promoted activities for a period of 8 years from the start of earnings derived from the promoted business and another 50% exemption for another period of 5 years thereafter. Earnings from the promoted business commenced 1999. The Thailand subsidiary has net operating loss carry forwards of TDM 25,284 as of September 30, 1999 which have not been recognised.

         5   INTANGIBLE ASSETS

                                                                                OTHER
                                                                           INTANGIBLE
                                                          GOODWILL             ASSETS             TOTAL
                                                        -------------------------------------------------
             AT COST

             January 1, 1999                                328,948            20,042           348,990
             Exchange differences                                43               228               271
             Additions                                            -               243               243
             Disposals                                       (2,475)               (3)           (2,478)
             Reclassification                                     -               319               319
                                                        -------------------------------------------------

             Closing amount                                 326,516            20,829           347,345
                                                        -------------------------------------------------

             ACCUMULATED AMORTISATION
             January 1, 1999                                  4,077               988             5,065
             Exchange differences                                 -               231               231
             Additions                                       12,188             2,424            14,612
             Disposals                                            -                (1)               (1)
                                                        -------------------------------------------------

             Closing amount                                  16,265             3,642            19,907
                                                        -------------------------------------------------

             Net book amount                                310,251            17,187           327,438
                                                        =================================================

             Other intangible assets comprise acquired software, patents and trademarks.


         6   PROPERTY, PLANT AND EQUIPMENT


                                                                              FACTORY           PREPAY-
                                           LAND &           PLANT &          & OFFICE             MENTS
                                        BUILDINGS         MACHINERY         EQUIPMENT             & CIP             TOTAL
                                      -------------------------------------------------------------------------------------
             January 1, 1999              204,051           153,301            29,818             5,586           392,756
             Exchange differences            (365)              (32)              474                77               154
             Additions                        964             3,056             2,211             7,038            13,269
             Disposals                     (2,017)           (1,124)           (1,631)                -            (4,772)
             Reclassification               1,106             2,248              (796)           (2,877)             (319)
                                      -------------------------------------------------------------------------------------

             Closing amount               203,739           157,449            30,076             9,824           401,088
                                      -------------------------------------------------------------------------------------

             ACCUMULATED DEPRECIATION
             January 1, 1999                3,768            14,338             6,128               220            24,454
             Exchange differences               5               221               305                (7)              524
             Additions                      5,815            17,239             5,190               289            28,533
             Disposals                       (742)             (865)           (1,303)                -            (2,910)
             Reclassifications                677                 -              (677)                -                 -
                                      -------------------------------------------------------------------------------------

             Closing amount                 9,523            30,933             9,643               502            50,601
                                      -------------------------------------------------------------------------------------

             Net book amount              194,216           126,516            20,433             9,322           350,487
                                      =====================================================================================

             The effects of foreign currency translation are primarily related to the business in Thailand and in Brasil.

         7   OTHER INVESTMENTS
                                                   SEPTEMBER 30,
                                                            1999
                                                 -----------------

             Participating interest                        8,411
             Marketable securities                         5,887
             Other                                           691
                                                 -----------------

                                                          14,989
                                                 =================

             Participating interests represent Vianova's 7% interest in InfraServ GmbH & Co. Wiesbaden KG, the entity who provides services for the Wiesbaden production site. The company made payments to InfraServ of TDM 12,225 for the period ended September 30, 1999. The company accounts for this investment on the cost basis which is assumed to approximate market value.

             The company invested in marketable securities in Austria in order to fund long term personnel related accruals (pension scheme). As of September 30, 1999 the fair market value of such securities amounted to TDM 5,836.

         8   INVENTORIES

                                                   SEPTEMBER 30,
                                                            1999
                                                 -----------------

             Raw materials                                37,902
             Work in process                              14,032
             Finished goods                               63,177
             Merchandise                                   3,247
                                                 -----------------
                                                         118,358

             Reserves                                     (7,712)
                                                 -----------------

             Inventories, net                            110,646
                                                 =================

         9   TRADE RECEIVABLES
                                                   SEPTEMBER 30,
                                                            1999
                                                 -----------------

             Gross amount                                181,199
             Allowances                                  (14,095)
                                                 -----------------

                                                         167,104
                                                 =================

         10  PREPAID EXPENSES AND OTHER ASSETS
                                                   SEPTEMBER 30,
                                                            1999
                                                 -----------------

             Receivables from tax authorities              2,599
             Prepayments                                   5,786
             Receivables from employees                    1,434
             Other receivables                             4,902
                                                 -----------------

                                                          14,721
                                                 =================

         11  CASH AND CASH EQUIVALENTS
                                                   SEPTEMBER 30,
                                                            1999
                                                 -----------------

             Cash at bank and in hand                     46,395
             Short-term bank deposits                     54,763
                                                 -----------------

                                                         101,158
                                                 =================


             The weighted average effective interest rate on short-term bank deposits was 3.3%.

        12   TRADE PAYABLES

             Trade payables result mainly from receipt of goods and services for the production process. Suppliers are paid within the payment terms agreed. Cash discounts for accelerated payments are utilised where possible.

        13   OTHER LIABILITIES
                                                   SEPTEMBER 30,
                                                            1999
                                                 -----------------

             Payroll and social security                  19,938
             Other taxes                                   6,081
             Accrued expenses                              5,902
             Other payables                                5,716
                                                 -----------------

                                                          37,637
                                                 =================

        14   BORROWINGS
                                                   SEPTEMBER 30,
                                                            1999
                                                 -----------------
             CURRENT
             Bank overdraft                               14,926
             Short-term portion of long-term debt          5,000
                                                 -----------------
                                                          19,926

             NON-CURRENT
             Bank borrowings                             559,068
                                                 -----------------

                                                         578,994
                                                 =================

                                                                                TDM      Interest rate
                                                                          ------------------------------
     The non-current borrowings are comprised of:

     Term A loan          with defined repayment schedule                   270,000       Libor + 2.0%
     Term B loan          with defined repayment schedule                    81,889       Libor + 2.5%
     Term C loan          with defined repayment schedule                    83,111       Libor + 3.0%
                                                                          -----------
                                                                            435,000
                                                                          -----------

     Mezzanine loan       (subordinated to term loans)                       53,000     Libor + 4.0% +
                          (maturing in December 2008)                                     4.7% Roll up
     Mezzanine loan       (subordinated to term loans)                       32,000    Libor + 4.25% +
                          (maturing in December 2008)                                     4.7% Roll up
                                                                          -----------
                                                                             85,000
                                                                          -----------


     Shareholder's loan stock instrument (unsecured)                         32,000        10% Roll-up
        with defined repayment schedule starting after repay-
        ment of mezzanine loans, earliest June 30, 2006
     Other (including roll-up)                                                7,068        1.5% - 3.0%
                                                                          -----------

                                                                            559,068
                                                                          ===========

     The interest rates are cash interest rates, in general payable every three months, if the borrower does not select another payment period. The roll-up interest rate has to be capitalised annually and is payable when the principal amount in respect of which it has accrued is repaid. 3-months-Libor as at September 30, 1999 was 3.4%.

     After taking account of interest rate derivatives signed in 1999, the interest rate exposure of the borrowings of the Group will be as follows:


                                                                       SEPTEMBER 30,
                                                                                1999
                                                                     -----------------
     Total borrowings:
     - at fixed rates                                                        457,068
     - at floating rates                                                     121,926
                                                                     -----------------


                                                                             578,994
                                                                     =================
     Weighted average effective interest rates:
     - bank overdrafts                                                          7.2%
     - bank borrowings                                                          6.9%

     The carrying amounts and fair values of certain non-current borrowings are as follows:

                                                    CARRYING AMOUNTS            FAIR VALUES
                                                  SEPTEMBER 30, 1999     SEPTEMBER 30, 1999
                                                ---------------------- ----------------------
     Non-current bank borrowings                             559,068                548,976
                                                ====================== ======================

     The fair values are based on discounted cash flows using a discount rate based upon the borrowing rate which the directors expect would be available to the Group at the balance sheet date. The carrying amounts of short-term borrowings, approximate their fair value.

     Maturity of non current borrowings:

                                                       SEPTEMBER 30,
                                                                1999
                                                     -----------------
     Between 1 and 2 years                                    44,345
     Between 2 and 5 years                                   132,949
     Over 5 years                                            381,774
                                                     -----------------

                                                             559,068
                                                     =================

     BORROWING FACILITIES
     The Group has the following undrawn committed borrowing facilities:

                                                       SEPTEMBER 30,
                                                                1999
                                                     -----------------
     Floating rate
     - expiring within one year                                    -
     - expiring beyond one year                               70,000
                                                     -----------------

     Fixed rate                                                    -

                                                              70,000
                                                     =================

     The term loans and mezzanine loans, which are subordinated to the term loans, are secured by substantially all of the assets of the Group. Depending on country specific regulations substantially all assets and shares in consolidated companies have been pledged as security for the credit facility where possible.

     As part of the consideration for obtaining the mezzanine loans the company issued 6,160 warrants to buy ordinary A shares for 90 Dutch Guilders less an 86 Dutch Guilders administration fee. The company valued these warrants upon issuance at TDM 18,673 and recorded such amount in capital reserve and deferred debt financing costs respectively. (see note 28)

     Deferred debt financing costs are amortised over the life of the loans to which they relate.

15   DEFERRED INCOME TAXES

     Deferred income taxes are calculated on all temporary differences under the liability method.

     The movement on the deferred income tax account is as follows:

     AT JANUARY 1, 1999
      Deferred tax assets                                     27,899
      Deferred tax liabilities                               (55,526)
                                                           -----------
                                                                               (27,627)
     Deferred tax expense (Note 4)                                              (4,887)
                                                                             -----------

      Deferred tax asset                                      23,336
      Deferred tax liability                                 (55,850)
                                                           -----------
     AT SEPTEMBER 30, 1999                                                     (32,514)
                                                                             ===========

                                                                         SEPTEMBER 30,
                                                                                  1999
                                                                       -----------------
     DEFERRED TAX LIABILITIES
      Property, plant and equipment (except land)                               39,013
      Inventory                                                                  1,770
      Prepaid expenses, debt financing costs and other assets                    8,138
      Reversal of local untaxed reserves                                         4,718
      Accrued expenses                                                           2,211
                                                                       -----------------

     Total deferred tax liabilities                                             55,850
                                                                       -----------------

     DEFERRED TAX ASSETS
      Property, plant and equipment                                                136
      Inventory                                                                  1,820
      Employee pensions and other benefits                                       6,589
      Prepaid expenses and other assets                                          3,017
      Accrued expenses                                                             418
      Deferred tax asset on net operating losses                                 8,279
      Other                                                                      3,077
                                                                       -----------------

     Total deferred tax assets                                                  23,336
                                                                       -----------------

     Net deferred tax liability                                                 32,514
                                                                       =================

16   PENSIONS

     Provisions for pension and similar obligations have been recorded for the entities in Germany, Austria and Italy. In several other countries, pension arrangements are administered by independent external trusts or insurance companies. Amounts recognised in the balance sheet are:


                                                       SEPTEMBER 30,
                                                                1999
                                                     -----------------

     Germany                                                  19,096
     Austria                                                  14,901
     Italy                                                     5,706
                                                     -----------------

                                                              39,703
                                                     =================

     In Germany the company has a defined benefit pension plan which covers substantially all of its domestic employees. Plan benefits are generally based on employees' years of service and compensation. Consistent with normal business practice in Germany, the pension obligation is unfunded.

     The components of net pension expense for the German pension plan for the nine-month period ending September 30, 1999 are as follows:

     Service costs                                                         1,100
     Interest cost on projected benefit obligation                           593
                                                                 -----------------
     Net periodic pension cost                                             1,693
                                                                 =================

                                                                   SEPTEMBER 30,
                                                                            1999
                                                                 -----------------
     Actuarial present value of benefit obligation:
     Accumulated benefit obligation                                       17,534
                                                                 -----------------

     Defined benefit obligation                                           17,406
     Unrecognised loss                                                      (515)
                                                                 -----------------
     Accrued pension liability                                            16,891
                                                                 =================


     Defined benefit obligation January 1, 1999                           15,807
     Pension expense                                                       1,693
     Benefits paid                                                            73
     Contribution received                                                  (167)
                                                                 -----------------
     Defined benefit obligation September 30, 1999                        17,406
                                                                 =================

     For 1999 the defined benefit obligation was determined using an assumed discount rate of 6.5%, an assumed long-term rate of compensation increase of 3.0% and a projected pension increase of 2.0%.

     In addition, TDM 2,205 were accrued for other post-employment benefits related to employees in Germany.

     The German company also sponsors a defined contribution plan for its employees and contributed TDM 144 to a legally separated pension fund ("Pensionskasse").

     Accruals in Austria for pension, disability, death and involuntary termination benefits as required by Austrian law have been determined based on actuarial calculations using an assumed discount rate of 6.5% and an assumed rate of compensation increase of 3.5%.

     In Italy the company provides termination benefits to its employees in accordance with legal requirements. The benefit is based on a percentage of salary, plus an adjustment for inflation, and vest immediately.

     Prior to December 31, 1998 the employees of the U.S. subsidiary participated in a pension plan sponsored by Hoechst Celanese
     Corporation. Beginning January 1, 1999 the employees may participate in a defined contribution plan. The company made contributions of approximately TDM 158 for the nine months ended September 30, 1999.

     The employees in Spain are entitled to participate in a defined benefit plan (employees who joined the company prior to October 31, 1987) and a defined contribution plan (employees who joined the company after November 1, 1987). The plans are administered by an external pension fund and costs of TDM 406 are expensed as incurred.

17   OTHER PAYABLES

                                               SEPTEMBER 30,
                                                        1999
                                             -----------------
      Personnel related cost                           5,687
      Outstanding supplier invoices                    5,760
      Environmental liabilities                        5,675
      Warranty and claims                              3,048
      Rebates                                          3,292
      Restructuring costs                              1,682
      Other                                            2,246
                                             -----------------

                                                      27,390
                                             =================

     PERSONNEL RELATED COST
     Personnel related costs mainly refer to payroll liabilities such as bonuses, vacation etc.

     ENVIRONMENTAL LIABILITIES
     Environmental liabilities relate mainly to the operations in Germany and amount to DM 5.0 million in connection with clean up costs for a waste deposit site.

     WARRANTY AND CLAIMS
     The amount refers to a claim made in respect of an alleged patent infringement.

     RESTRUCTURING
     The accrued restructuring costs of TDM 1,682 are expected to be paid out in the years 2000 and after.

     OTHER
     Other payables comprise provisions in respect of various legal claims. The management believes that disclosure of further details of these claims could seriously prejudice the Group's negotiating position and accordingly further information on the nature of the obligation has not been provided.


18   OTHER PROVISIONS

                                                              SEPTEMBER 30,
                                                                       1999
                                                            -----------------
      Interest expense preference shares (see note 22)               20,821
      Environmental liabilities                                      11,725
      Anniversary payments                                            5,418
      Other                                                          36,413
                                                            -----------------

                                                                     74,377
                                                            =================

     The environmental provision relating to Germany amounts to DM 8.2 million and relates to probable obligations for clean-up if the sites would be dismantled. The environmental provision relating to Austria amounts to DM 3.5 million and was set up for the restoration of underground water storage tanks. Payments in connection with the water purification system are expected to be made over a period of more than 10 years.

19   FINANCIAL INSTRUMENTS

     i)  OBJECTIVES AND SIGNIFICANT TERMS AND CONDITIONS

     In order to manage the risks arising from fluctuations in currency exchange rates and interest rates, the company and the Group make or will make use of the following derivative financial instruments:

     FORWARD FOREIGN EXCHANGE CONTRACTS
     Forward foreign exchange contracts are entered into to manage exposure to fluctuations in foreign currency exchange rates on specific transactions. At September 30, 1999 the open forward contracts were not material to the Group's position.

     INTEREST RATE DERIVATIVES
     The Group has entered into an interest rate derivative contract (Hedge) with a nominal amount of TDM 450,000 effective January
     15, 1999 which matures at December 31, 2003, that entitles it to receive interest at floating rates on notional principal amounts and obliges it to pay interest at fixed rates on the same amounts. The interest rate derivative allows the Group to raise long-term borrowings at floating rates and swap them into fixed rates that are lower than those available if it borrowed at fixed rates directly. Under the interest rate derivative, the Group agrees with the counter party to exchange, at specified intervals
     (mainly semi-annually), the difference between fixed-rate and floating-rate interest amounts calculated by reference to the agreed notional principal amounts.

     ii) CREDIT RISK

     The company and the Group have no significant concentrations of credit risk. Derivative instruments are entered into with, and cash is placed with financial institutions.

20   CONTINGENCIES AND CONTINGENT LIABILITIES

     At September 30, 1999 the Group had contingent liabilities in respect of bank and other guarantees and other matters arising in the ordinary course of business from which it is anticipated that no material liabilities will arise for which appropriate accruals have not been made.

21   COMMITMENTS

     CAPITAL COMMITMENTS

     Capital expenditures contracted for at the balance sheet date but not recognised in the financial statements are as follows:

                                                         SEPTEMBER 30,
                                                                  1999
                                                       -----------------

      Property, plant and equipment                              3,258
                                                       =================

     OPERATING LEASE COMMITMENTS - WHERE A GROUP COMPANY IS THE LESSEE

     The future minimum lease payments under non cancellable operating leases are as follows:

                                                          SEPTEMBER 30,
                                                                   1999
                                                        -----------------

      Not later than 1 year                                       1,987
      Later than 1 year and not later than 5 years                2,169
      Later than 5 years                                             89
                                                        -----------------

                                                                  4,245
                                                        =================

22    PREFERENCE SHARES (SEE NOTE 28)

                                                          SEPTEMBER 30,
                                                                   1999
                                                        -----------------

      Preference shares (authorised and issued
        229,146 shares)                                               2
      Premium on preference shares                              263,874
                                                        -----------------

                                                                263,876
                                                        =================

     On December 15, 1998 the company issued to the A-class shareholders 38,191 class I preference shares, 38,191 class II preference shares, 38,191 class III preference shares, 38,191 class IV preference shares, 38,191 class V preference shares and 38,191 class VI preference shares. The total nominal value of the preference shares is TDM 2 (NLG '000 2.3) and a premium over nominal value was paid in totalling TDM 263,874 (NLG '000 297,318).
     The right of preference shareholders to receive dividends is set at 10% per annum of the total amount paid in for the preference shares, including the premium, totalling TDM 263,876 (NLG '000 297,320). The accumulated unpaid dividend attributable to preference shareholders as at September 30, 1999 amounted TDM 20,821 (NLG '000 23,460).

     Under the terms of the Subscription and Shareholders' agreement the preference shares are to be redeemed at various dates beginning January 1, 2006 through July 1, 2008 and require redemption upon other defined changes in the ownership of the company. The redemption value is equal to nominal value of the shares and their associated share premium reserve plus all dividends in arrears and accrued interest thereon. If the redemption is not permitted by law or the "Finance Documents" (the documents which set forth the terms of the Term Loans) the company is required to redeem such shares as soon as it is permitted to do so. The company is accreting such shares to their redemption value.

23    SHAREHOLDERS' EQUITY (DEFICIT) (See Note 28)

                                                          SEPTEMBER 30,
                                                                   1999
                                                        -----------------

      Share capital
        Ordinary A shares par value 90 Dutch Guilders
          (authorised 103,605; issued 97,445 shares)              7,784
        Ordinary B shares par value 90 Dutch Guilders
          (authorised 8,400; issued 6,888 shares)                   512

                                                        -----------------
                                                                  8,296
                                                        -----------------

      Capital reserves
        Premium on A shares                                          40
        Premium on B shares                                         308
        Warrants                                                 18,673
                                                        -----------------

                                                                 19,021
                                                        -----------------

      Currency revaluation                                       (3,197)
      Accumulated deficit                                       (52,418)
                                                        -----------------

                                                                (28,298)
                                                        =================

     Ordinary A and B shares

     924 B-shares reserved for management were issued and paid in during the nine-month period ended September 30, 1999 in the amount of TDM 36. A share premium was paid in on the newly issued B-shares of TDM 74 (NLG '000 83). The A and B shareholders have the right to share in dividend and other equity distributions according to the nominal value of their shares, but only after the accumulated rights of the preference shareholders have been satisfied.

     The company has reserved 1,512 B shares for issuance to Management by the board. In addition the company has reserved 6,160 A shares for issuance in connection with the outstanding warrants.

24   MINORITY INTEREST

                                                          SEPTEMBER 30,
                                                                   1999
                                                        -----------------
                                                                  1,914
                                                        =================

     The minority interest relates to the investment in Vianova Resins Ltd., Bangkok, Thailand, where the Group had only 81% share at the date of acquisition by Viking Resins Group Holdings B.V. The remaining 19% were held by Bangkok Bank and affiliates. In order to give the Thai operation a solid basis Group management decided to increase the capital of the Thailand entity. The minority shareholder did not take part in the capital increase which led to a reduction in its stake to 4.15%. As a result of the contractual agreement underlying the capital increase, it is not expected that Bangkok Bank and affiliates will participate in the earnings of the Thailand subsidiary for the foreseeable future.

25   RELATED PARTY TRANSACTIONS

     The Group was formed by the purchase of the Vianova Resins business and Group of companies from Hoechst AG with an effective date of October 1, 1998. As at December 31, 1998 and for the period then ended, ROPA Beteiligungsgesellschaft mbH ("ROPA") held a majority stake in Viking Resins Group Holdings B.V. and was therefore the immediate parent company. The ultimate parent company as at December 31, 1998 and for the period then ended was Deutsche Bank AG. On January 6, 1999, ROPA entered into binding agreements to transfer parts of its stake to funds managed by Morgan Grenfell Private Equity Limited, a subsidiary of Deutsche Bank AG, and various other investors. As from that date the shareholding of ROPA was reduced to 39.95%. (see note 29)

     The following transactions were carried out with related parties:

     i)  LOAN AND FINANCING AGREEMENTS

                                                          SEPTEMBER 30,
                                                                   1999
                                                        -----------------

      Unsecured Shareholders' Loan stock instrument              32,000
                                                        -----------------

                                                                 32,000
                                                        =================

     With respect to the terms and conditions of the loans please refer to note 14. No interest was paid for the loan stock instrument.

     ii) OUTSTANDING BALANCES ARISING FROM BANK BORROWINGS - INTEREST

     All amounts are paid on a timely basis. No outstanding balances are material for the Group's position

     iii)  DIRECTORS' REMUNERATION

     Tom Leader
     Mark Weston
     Helmut Strametz
     Jurgen Reichhold

     Total director's remuneration amounted to TDM 915.

26   BUSINESS HELD FOR SALE

     On June 1, 1998 the company signed a secrecy agreement and on October 21, 1998 a letter of intent to sell the Printing Ink Resins business to an interested party. It was intended to sell the business (customer list including know how), fixed assets and inventories. The workers council was informed about management's intention to sell the business. Within the agreed timeframe the parties did not achieve a definitive agreement. Management is now approaching other interested parties.

     The assets held for sale are comprising as followed:

                                                          SEPTEMBER 30,
                                                                   1999
                                                        -----------------
      Assets                                                     14,461
      Liabilities                                                  (953)

     In the period up to September 30, 1999 the business has generated net sales of TDM 29,994 and an operating loss of TDM (5,477). The net cash flow amounted to TDM 1,233 and capital expenditures were TDM 190.

27   PRINCIPAL SUBSIDIARY UNDERTAKINGS

     The entities included in the consolidated financial statements of the Group as well as the percentage deemed owned either directly or indirectly are:

     Vianova Resins GmbH & Co. KG, Mainz Kastel, Germany           100.00%
     Vianova Resins AG, Graz, Austria                              100.00%
     Vianova Resins S.A., Longvic, France                          100.00%
     Vianova Resins S.A., La Llagosta, Spain                       100.00%
     Vianova Resins A/S, Soborg, Denmark                           100.00%
     Vianova Resins Inc., Charlotte, U.S.A                         100.00%
     Vianova Resins Canada Inc., Montreal, Canada                  100.00%
     Vianova Resins S.p.A., Romano d'Ezzelino, Italy               100.00%
     Viking Finance III B.V. (Netherlands)                         100.00%
     Erste Viking Resins Germany 1 GmbH (Germany)                  100.00%
     Zweite Viking Resins Germany 2 GmbH (Germany)                 100.00%
     Viking Resins Germany Holding GmbH & Co KG (Germany)          100.00%
     Vianova Resins do Brazil Ltda., Sao Paulo, Brazil             100.00%
     Vianova Resins Ltd., Hounslow, UK                             100.00%
     Vianova Resins Ltd., Bangkok, Thailand                         95.85%
     Vianova Resins N. V., Belgium                                 100.00%
     Vianova Resins Germany Management GmbH (Germany)              100.00%
     Vianova Resins EPE, Greece                                     99.00%
     Vianova Resins Quimicas, Limitada, Portugal                   100.00%
     Diogenes 15. Vermogensverwaltungs GmbH                        100.00%
     Vianova Resins Ltd. Sti.; Sefakoy-Istanbul, Turkey            100.00%
     Vianova Resins Ltd. Seoul, Korea                              100.00%

     In 1999 the Viking Resins Spain SA, Viking Resins Beteiligungsverwaltungs AG, Austria and Viking Resins Italy S.p.A. were merged with the relating Vianova company in the respective country. The Viking companies were subsequently renamed Vianova Resins S.A., Spain, Vianova Resins AG, Austria and Vianova Resins S.p.A. Italy. Furthermore, Policondensati Vianova S.r.l., Italy was merged to the now called Vianova Resins S.p.A., Italy.

28   RESTATEMENT

     The company has restated its 1998 consolidated financial statements prepared in accordance with IAS to recognise the following items:


                                                     Share Capital           Capital Reserves         Accumulated
                                                                                                          Deficit
                                                   ----------------------------------------------------------------
      DECEMBER 31, 1998 - AS PREVIOUSLY
       REPORTED                                              8,262                    264,148              (5,416)

      Repayment term of preferences shares
       (see note 22)                                            (2)                  (263,874)             (1,157)
      Warrants issued in connection with
       Loans (see note 14)                                       -                     18,673                (258)
      Liabilities recognised                                     -                          -             (37,341)

                                                   ----------------------------------------------------------------
      DECEMBER 31, 1998 - AS RESTATED                        8,260                     18,947             (44,172)
                                                   ================================================================

29   POST BALANCE SHEET EVENTS

     Effective December 22, 1999 the shares of Viking Resins Group
     Holdings B.V. were sold to Solutia Inc., St. Louis, Missouri/USA.